LOAN NUMBER	LOAN NAME	ACCT. NUMBER	AGREEMENT DATE	INITIALS
80905301	Gottschalks Inc.		5/24/02	BAW
NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$3,700,000.00	United Security Bank Reference Rate plus 1.500%	6.250% Creditor Use Only	5/24/05	Commercial

PROMISSORY NOTE

(Commercial - Single Advance - Variable Rate)

DATE AND PARTIES. The date of this Promissory Note (Note) is May 24, 2002. The parties and their addresses are:

LENDER:

UNITED SECURITY BANK

Main Office

1525 E. Shaw Avenue, Ste. 100

Fresno, California 93710

Telephone: (559) 248-4945

BORROWER:

GOTTSCHALKS INC.

a Delaware Corporation

7 River Park Place East

Fresno, California 93720

  DEFINITIONS. As used in this Note, the terms have the following meanings:

    Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

    Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

    Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and the Note.

    Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

    Percent. Rates and rate change limitations are expressed as annualized percentages.

  PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $3,700,000.00 (Principal) plus interest from May 24, 2002 on the unpaid Principal balance until this Note matures or this obligation is accelerated.

  INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 6.250 percent (Interest Rate) until May 25, 2002, after which time it may change as described in the Variable Rate subsection.

    Interest After Default. If you declare a default under the terms of this Loan, including for failure to pay in full at maturity, you may increase the Interest Rate otherwise payable as described in this section. In such event, interest will accrue on the unpaid Principal balance of this Note at a rate equal to the rate in effect prior to default, plus 3.000 percent, until paid in full.

    Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

    Statutory Authority. The amount assessed or collected on this Note is authorized by the California Banking Law (Cal. Fin. Code, Div. 1).

    Accrual. During the scheduled term of the Loan interest accrues using an Actual/360 days counting method.

    Variable Rate. The Interest Rate may change during the term of this transaction.

      Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the United Security Bank Reference Rate.

      The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

      Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change May 25, 2002 and daily thereafter.

      Calculation Of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current Index plus 1.500 percent. The result of this calculation will be rounded up to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

      Effect of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments and the amount of the final payment will change.

  ADDITIONAL CHARGES. As additional consideration, I agree to pay, or have paid, the fees and charges listed on the APPENDIX: FEES AND CHARGES, which is attached to and made part of this Note. I understand and agree that some payments to third parties as part of this transaction may also involve money retained by you or paid back to you as commissions or other remuneration.

  REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.

    Late Charge. If a payment is more than 10 days late, I will be charged 5.000 percent of the Unpaid Portion of Payment or $15.00, whichever is greater. I will pay this late charge promptly but only once for each late payment.

    Returned Check Charge. I agree to pay a fee not to exceed $15.00 for each check, negotiable order of withdrawal or draft I issue in connection with this Loan that is returned because it has been dishonored.

  GOVERNING AGREEMENT. This Note is further governed by the Commercial Loan Agreement executed between you and me as part of this Loan, as modified, amended or supplemented. Upon execution of this Note, I represent that I have reviewed and am in compliance with the terms contained in the Commercial Loan Agreement.

  PAYMENT. I agree to pay this Note in installments of accrued interest beginning June 24, 2002, and then on the 24th day of each month thereafter. I agree to pay the entire unpaid Principal and any accrued but unpaid interest on May 24, 2005.

  Payments will be rounded up to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

  Each payment I make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Note. The actual amount of my final payment will depend on my payment record.

  PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

  LOAN PURPOSE. The purpose of this Loan is to provide working capital.

  SECURITY. This Loan is secured by separate security instruments prepared together with this Note as follows:

  Document Name Parties to Document

  Security Agreement - Gottschalks Inc. Gottschalks Inc.

  Assignment of Partnership Interest - Park Gottschalks Inc.

  41, a California Limited Partnership

  ASSUMPTIONS. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, or transfer of the Property. However, I may sell or similarly dispose of any Property that is inventory.

  WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other signer.

    You may release, substitute or impair any Property securing this Note.

    You, or any institution participating in this Note, may invoke your right of set-off.

    You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

    I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or other Loan documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

  SUPENSION OF REMEDIES. You may not use any Remedy if I fail to make a payment which becomes due during a disability claim period and for which disability insurance coverage is provided. However, this term will not prohibit the use of any remedy if a payment is for an amount advanced after I have given you notice of a disability claim, unless a different disability caused the nonpayment.

  APPLICABLE LAW. This Note is governed by the laws of California, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in California, unless otherwise required by law.

  JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

  AMENDEMNT, INTEGRATION AND SEVERABLILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note is the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

  INTERPRETAION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

  NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

  CREDIT INFORMATION. I agree that from time to time you may obtain credit information about me from others, including other lenders and credit reporting agencies.

  ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses and legal fees for failing to reasonably comply with your requests within thirty (30) days.

  SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

BORROWER:

Gottschalks Inc.

/s/ Michael Geele

Michael Geele, Sr. Vice President & CFO

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	AGREEMENT DATE	INITIALS
80905301	Gottschalks Inc.		5/24/02	BAW
NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$3,700,000.00	United Security Bank Reference Rate plus 1.500%	6.250% Creditor Use Only	5/24/05	Commercial

COMMERCIAL LOAN AGREEMENT

Single Advance Loan

DATE AND PARTIES. The date of this Commercial Loan Agreement (Agreement) is May 24, 2002. The parties and their addresses are as follows:

LENDER:

UNITED SECURITY BANK

Main Office

1525 E. Shaw Avenue, Ste. 100

Fresno, California 93710

BORROWER:

GOTTSCHALKS INC.

a Delaware Corporation

7 River Park Place East

Fresno, California 93720

1. DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings.

A. Accounting Terms. In this Agreement, any accounting terms that are not specifically defined will have their customary meanings under generally accepted accounting principles.

B. Insiders. Insiders include those defined as insiders by the United States Bankruptcy Code, as amended; or to the extent left undefined, include without limitation any officer, or director, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with me.

C. Loan. The Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.

D. Pronouns. The pronouns "I", "me" and "my" refer to every Borrower signing this Agreement, individually or together, and their heirs, successors and assigns. "You" and "your" refers to the Loan's lender, any participants or syndicators, or any person or company that acquires an interest in the Loan and their successors and assigns.

E. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

2. SINGLE ADVANCE. In accordance with the terms of this Agreement and other Loan documents, you will provide me with a term note in the amount of $3,700,000.00 (Principal). I will receive the funds from this Loan in one advance. No additional advances are contemplated, except those made to protect and preserve your interests as provided in this Agreement or other Loan documents.

3. MATURITY DATE. I agree to fully repay the Loan by May 24, 2005.

4. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan is in effect, except when this Agreement provides otherwise.

  Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

  Authority. The execution, delivery and performance of this Loan and the obligation evidenced by the Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

  Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

  Loan Purpose. This Loan is for Commercial purposes.

  No Other Liens. I own or lease all property that I need to conduct my business and activities. I have good and marketable title to all property that I own or lease. All of my Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those to you or those you consent to in writing.

  Compliance With Laws. I am not violating any laws, regulations, rules, order, judgments or decrees applicable to me or my property, except for those which I am challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its challenge should I lose.

  Legal Dispute. There are no pending or threatened lawsuits, arbitrations or other proceedings against me or my property that singly or together may materially and adversely affect my property, operations, financial condition, or business.

  Adverse Agreements. I am not a party to, nor am I bound by, any agreement that is now or is likely to become materially adverse to my business, Property or operations.

  Other Claims. There are no outstanding claims or rights that would conflict with the execution, delivery or performance by me of the terms and conditions of this Agreement or the other Loan documents. No outstanding claims or rights exist that may result in a lien on the Property, the Property's proceeds and the proceeds of proceeds, except liens that were disclosed to and agreed to by you in writing.

  Solvency. I am able to pay my debts as they mature, my assets exceed my liabilities and I have sufficient capital for my current and planned business and other activities. I will not become insolvent by the execution or performance of this Loan.

5. FINANCIAL STATEMENTS. I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect. I will provide you with financial information in a form that you accept and under the following terms.

  Certification. I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared.

  Frequency. In addition to the financial statements provided to you prior to closing, I will provide you with current financial statements on an annual basis, or as otherwise requested by you, until I have performed all of my obligations under the Loan and you terminate the Loan in writing.

  SEC Reports. I will provide you with true and correct copies of all reports, notices or statements that I provide to the Securities and Exchange Commission, any securities exchange or my stockholders, owners, or the holders of any material indebtedness as soon as available or at least within 15 days after issuance.

  Requested Information. I will provide you with any other information about my operations, financial affairs and condition within 15 days after your request.

6. COVENANTS. Until the Loan and all related debts, liabilities and obligations are paid and discharged, I will comply with the following terms, unless you waive compliance in writing.

  Participation. I consent to you participating or syndicating the Loan and sharing any information that you decide is necessary about me and the Loan with the other participants or syndicators.

  Inspection. Upon reasonable notice, I will permit you or your agents to enter any of my premises and any location where my Property is located during regular business hours to do the following.

(1) You may inspect, audit, check, review and obtain copies from my books, records, journals, orders, receipts, and any correspondence and other business related data.

(2) You may discuss my affairs, finances and business with any one who claims to be my creditor.

    You may inspect my Property, audit for the use and disposition of the Property's proceeds and proceeds of proceeds; or do whatever you decide is necessary to preserve and protect the Property and your interest in the Property.

After prior notice to me, you may discuss my financial condition and business operations with my independent accountants, if any, or my chief financial officer and I may be present during these discussions. As long as the Loan is outstanding, I will direct all of my accountants and auditors to permit you to examine my records in their possession and to make copies of these records. You will use your best efforts to maintain the confidentiality of the information you or your agents obtain, except you may provide your regulator, if any, with required information about my financial condition, operation and business or that of my parent, subsidiaries or affiliates.

  Business Requirements. I will preserve and maintain my present existence and good standing in the jurisdiction where I am organized and all of my rights, privileges and franchises. I will do all that is needed or required to continue my business or activities as presently conducted, by obtaining licenses, permits and bonds everywhere I engage in business or activities or own, lease or locate my property. I will obtain your prior written consent before I cease my business or before I engage in any new line of business that is materially different from my present business.

  Compliance with Laws. I will not violate any laws, regulations, rules, orders, judgments or decrees applicable to me or my Property, except for those which I challenge in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should I lose. Laws include without limitation the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income Security Act of 1974's requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws.

  New Organizations. I will obtain your written consent and any necessary changes to the Loan documents before I merge into or consolidate with any one, permit any one else to merge into me, otherwise materially change my legal structure, management, ownership or financial condition.

  Dealings with Insiders. I will not purchase, acquire or lease any property or services from, or sell, provide or lease any property or services to, or permit any outstanding loans or credit extensions to, or otherwise deal with, any Insiders except as required under contracts existing at the time I applied for the Loan and approved by you or as this Agreement otherwise permits. I will not change or breach these contracts existing at Loan application so as to cause an acceleration of or an increase in any payments due.

  Other Debts. I will pay when due any and all other debts owed or guaranteed by me and will faithfully perform, or comply with all the conditions and obligations imposed on me concerning the debt or guaranty.

  Notice to You. I will promptly notify you of any material change in my financial condition, of the occurrence of a default under the terms of this Agreement, or a default by me under any agreement between me and any third party which materially and adversely affects my property, operations, financial condition or business.

  Certification of No Default. On your request, my chief financial officer will provide you with a written certification that to the best of his knowledge no event of default exists under the terms of this Agreement or the other Loan documents, and that there exists no other action, condition or event which with the giving of notice or lapse of time or both would constitute a default. If an action, condition or event of default does exist, the certificate must accurately and fully disclose the extent and nature of this action, condition or event and state what must be done to correct it.

  Use of Loan Proceeds. I will not permit the loan proceeds to be used to purchase, carry, reduce, or retire any loan incurred to purchase or carry any margin stock.

  Dispose of No Assets. Without your prior written consent or as the Loan documents permit, I will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of my assets to any person other than in the ordinary course of business for the assets' depreciated book value or more.

  Guaranties. I will not guaranty or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt or obligations of any other person or entity, except to you or as you otherwise specifically agree in writing.

  No Default under Other Agreements. I will not allow to occur, or to continue unremedied, any act, event or condition which constitutes a default, or which, with the passage of time or giving of notice, or both, would constitute a default under any agreement, document, instrument or undertaking to which I am a party or by which I may be bound.

  Legal Disputes. I will promptly notify you in writing of any threatened or pending lawsuit, arbitration or other proceeding against me or any of my property, not identified in my financial statements, or that singly or together with other proceedings may materially and adversely affect my property, operations, financial condition or business.

  Other Notices. I will immediately provide you with any information that may materially and adversely affect my ability to perform this Agreement and of its anticipated effect.

  No Change in Capital. I will not release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of my capital stock or other equity security or partnership interest, or make any change in my capital structure, except to the extent required by any agreements signed prior to this Agreement and disclosed to you or with your prior written consent.

  Loan Obligations. I will make full and timely payment of all principal and interest obligations, and comply with the other terms and agreements contained in this Agreement and in the other Loan documents.

  Insurance. I will obtain and maintain insurance with insurers, in amounts and coverages that are customary with industry practice. This may include without limitation insurance policies for public liability, fire, hazard and extended risk, workers compensation, and business interruption insurance.

  Property Loss. I will immediately notify you, and the insurance company when appropriate, of any material casualty, loss or depreciation to the Property or to my other property that affects my business.

  Additional Covenants. BORROWER AGREES TO THE FOLLOWING: (1) Submit annually a copy of its 10K filing; (2) Submit on a minimum quarterly basis a copy of the compliance certificates provided to the Agent; (3) Bank to receive signed copy of the Consent and Waiver Agreement that allows Borrower to pledge, hypothecate or encumber the limited partners interest on the partnership to a lender; (4) Submit the written approval of the Agent of the terms and conditions of this Agreement and related documents.

7. DEFAULT. I will be in default if any of the following occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due.

C. Business Termination. I merge, dissolve, reorganize, end my business or existence.

D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement.

E. Other Documents. A default occurs under the terms of any other transaction document.

F. Other Agreements. I am in default on any other debt or agreement I have with you.

G. Misrepresentations. I make any written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. Judgment. I fail to satisfy or appeal any judgment against me.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. Name Change. I change my name without notifying you before making such a change.

K. Property Transfer. I transfer all or a substantial part of my money or property.

L. Property Value. The value of the Property declines or is impaired.

M. Insecurity. You reasonably believe that you are insecure.

8. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

A. Acceleration. You may make all or any part of the amount owing by the terms of the Loan immediately due.

B. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing the Loan.

C. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the term of the Loan, and accrue interest at the highest post-maturity interest rate.

D. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of the Loan against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of the Loan" means the total amount to which you are entitled to demand payment under the terms of the Loan at the time you set- off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Loan, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account. In addition, your right to set-off against any demand deposit accounts I have deposited with you may be limited by applicable California law. In certain circumstances, I may be entitled to a notice of set-off. State law may further limit your right of set-off.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

F. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

9. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Agreement. Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan. All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

10. APPLICABLE LAW. This Agreement is governed by the laws of California, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in California, unless otherwise required by law.

11. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

12. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement is the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

13. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

14. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

15. SIGNATURES. By signing, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.

BORROWER: LENDER:

Gottschalks Inc. United Security Bank

/s/ Michael Geele /s/ Bob Welles

Sr. Vice President & CFO VP & Commercial Loan Officer

ADDENDUM TO COMMERCIAL LOAN AGREEMENT

This Addendum to Commercial Loan Agreement ("Addendum") is made and entered into by between United Security Bank ("Lender") and Gottschalks Inc. ("Borrower") for the purpose of amending the Commercial Loan Agreement ("Agreement") made by the parties to this Addendum of even date herewith.

1. DEFINITIONS.

1.1 Part B of Section 1 of the Agreement by striking the period after the word "me" at the end of Part B and adding the following:

,except that the term "Insider" shall not include The Harris Company or its affiliates.

1.2 These definitions are added to Section 1 of the Agreement:

F. Agent. Agent means GECC as agent under the GECC Credit Agreement and any successor institution appointed as Agent under the GECC Credit Agreement.

G. GECC. GECC means General Electric Capital Corporation, a Delaware corporation.

H. GECC Credit Agreement. GECC Credit Agreement means the Credit Agreement date as of January 31, 2002, by and among the lenders party thereto, Gottschalks Inc. and GECC as Agent, as amended from time to time.

2. WARRANTIES AND REPRESENTATIONS.

2.1 Part B of Section 4 of the Agreement is changed by striking the period after the word "subject" at the end of Part B, and adding the following:

,subject to approval of this Agreement and the related loan documents by the Agent as required by the GECC Credit Agreement and the consent of the general partner of Park 41, a California limited partnership.

2.2 Part C of Section 4 of the Agreement is deleted and the following is added in its place:

C. Name and place of business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years. I will preserve my existing name, trade names and franchises, except in connection with the closing of stores in locations where management deems continued operation not to be in my best interests and except where the failure to preserve trade names, fictitious names and franchises would not materially and adversely affect my business or financial condition.

3. FINANCIAL STATEMENTS.

3.1 Part C of Section 5 of the Agreement is deleted and the following is added in its place:

C. SEC Reports. I will provide you with true and correct copies of all reports on forms 10-K, 10-Q and 8-K and all annual reports and proxy statements that I provide to the Securities and Exchange Commission, any securities exchange or my stockholders as soon as available or at least within 15 days after issuance.

4. COVENANTS.

4.1 Part A of Section 6 is changed by deleting the period after the word "syndicators" and adding the following:

who have agreed to the confidentiality provisions of Section 6.B.

4.2 Part C of Section 6 is changed by deleting the period at the end of the second sentence after the word "property", and adding the following:

, except in connection with the closing of stores in locations where management deems continued operation not to be in my best interests and except where the failure to obtain licenses, permits or bonds would not materially and adversely affect my business or financial condition.

4.3 The last sentence of Part C of Section 6 of the Agreement is changed by inserting the words "as a whole" between the words "business" and "or."

4.4 Part F of Section 6 of the Agreement is deleted, and the following is added in its place:

F. Dealings with Insiders. I will not enter into or be a party to any transaction with an Insider except in the ordinary course of, and pursuant to the reasonable requirements of, my business and upon fair and reasonable terms that are no less favorable to me than would be obtained in a comparable arm's length transaction with a person who is not an Insider, except as required under contracts existing at the time I applied for the loan and approved by you or as this Agreement otherwise permits. I will not change or breach these contracts existing at loan application so as to cause an acceleration of or an increase in any payments due. In addition, the terms of any transaction with an Insider I propose to enter into after the date hereof must be disclosed in advance to you. Notwithstanding the foregoing, any loans to my officers and employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and stock option financing shall not be considered a transaction with an Insider restricted by this section 6F.

4.5 Part G of Section 6 of the Agreement is deleted, and the following is added in its place:

G. Other Debts. I will pay when due any and all debts owed under the GECC Credit Agreement, subject to any waivers to which the Lenders thereunder may agree.

4.6 Part O of Section 6 of this Agreement is changed by striking the words "any.bound" at the end of the sentence, and inserting in their place the following:

the GECC Credit Agreement, which in any case, is not waived or consented to by the Lenders under the GECC Credit Agreement.

5. DEFAULT.

5.1 Part E of Section 7 is changed by striking the words "any. document" and substituting in their place these words:

the GECC Credit Agreement which in any case, is not waived or consented to by the Lenders under the GECC Credit Agreement.

5.2 Part H of Section 7 of the Agreement is deleted and the following is added in its place:

H. Judgment. A final judgment or judgments for the payment of money in excess of $250,000 in any one case or in excess of $500,000 in the aggregate at any time are outstanding against me and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

5.3 Part L of Section 7 is changed by inserting the word "materially" between the words "property" and "declines," and between the words "is" and "impaired."

6. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS.

6.1 Despite the terms of Section 14 of the Agreement, whenever notice is required to be given under the terms of the Agreement, it shall be personally delivered, mailed by certified mail or delivered by overnight courier. First class mail is insufficient to constitute effective delivery.

Dated: May 24, 2002 Gottschalks Inc.

By: /s/ Michael Geele

Senior Vice President and CFO

Dated: May 24, 2002 United Security Bank

By: /s/ Bob Welles

Vice President

SECURITY AGREEMENT

DATE AND PARTIES. The date of this Security Agreement (Agreement) is May 24, 2002. The parties and their addresses are:

SECURED PARTY:

UNITED SECURITY BANK

Main Office

1525 E. Shaw Avenue, Ste. 100

Fresno, California 93710

DEBTOR:

GOTTSCHALKS INC.

a Delaware Corporation

7 River Park Place East

Fresno, California 93720

The pronouns "you" and "your" refer to the Secured Party. The pronouns "I," "me" and "my" refer to each person or entity signing this Agreement as Debtor and agreeing to give the Property described in this Agreement as security for the Secured Debts.

1. SECURED DEBTS. This Agreement will secure the following Secured Debts:

A. Specific Debts. The following debts and all extensions, renewals, refinancings, modifications and replacements. A promissory note, No. 80905301, dated May 24, 2002, from me to you, in the amount of $3,700,000.00

B. Sums Advanced. All sums advanced and expenses incurred by you under the terms of this Agreement.

2. SECURITY INTEREST. To secure the payment and performance of the Secured Debts, I give you a security interest in all of the Property described in this Agreement that I own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property). Property is all the collateral given as security for the Secured Debts and described in this Agreement, and includes all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.

This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and you are no longer obligated to advance funds to me under any loan or credit agreement.

3. PROPERTY DESCRIPTION. The Property is described as follows:

The 36% Limited Partnership interest owned by Gottschalks Inc. in the Park 41, a California Limited Partnership.

4. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Agreement is in effect:

A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B. Authority. The execution, delivery and performance of this Agreement and the obligation evidenced by this Agreement are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

C. Name and Location. My name indicated in the DATE AND PARTIES section is my exact legal name. I am an entity organized and registered under the laws of Delaware. I will provide verification of registration and location upon your request. I will provide you with at least 30 days notice prior to any change in my name, address, or state of organization or registration.

D. Business Name. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

E. Ownership of Property. I represent that I own all of the Property. Your claim to the Property is ahead of the claims of any other creditor, except as disclosed in writing to you prior to any advance on the Secured Debts. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

5. DUTIES TOWARD PROPERTY.

A. Protection of Secured Party's Interest. I will defend the Property against any other claim. I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position.

I will keep books, records and accounts about the Property and my business in general. I will let you examine these and make copies at any reasonable time. I will prepare any report or accounting you request which deals with the Property.

B. Use, Location, and Protection of the Property. I will keep the Property in my possession and in good repair. I will use it only for commercial purposes. I will not change this specified use without your prior written consent. You have the right of reasonable access to inspect the Property and I will immediately inform you of any loss or damage to the Property. I will not cause or permit waste to the Property.

I will keep the Property at my address listed in the DATE AND PARTIES section unless we agree I may keep it at another location. If the Property is to be used in other states, I will give you a list of those states. The location of the Property is given to aid in the identification of the Property. It does not in any way limit the scope of the security interest granted to you. I will notify you in writing and obtain your prior written consent to any change in location of any of the Property. I will not use the Property in violation of any law. I will notify you in writing prior to any change in my address, name or, if an organization, any change in my identity or structure.

Until the Secured Debts are fully paid and this Agreement is terminated, I will not grant a security interest in any of the Property without your prior written consent. I will pay all taxes and assessments levied or assessed against me or the Property and provide timely proof of payment of these taxes and assessments upon request.

C. Selling, Leasing or Encumbering the Property. I will not sell, offer to sell, lease, or otherwise transfer or encumber the Property without your prior written permission, except for Inventory sold in the ordinary course of business at fair market value, or at a minimum price established between you and me. If I am in default under this Agreement, I may not sell the Inventory portion of the Property even in the ordinary course of business. Any disposition of the Property contrary to this Agreement will violate your rights. Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee. I will not permit the Property to be the subject of any court order affecting my rights to the Property in any action by anyone other than you. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, I will note your security interest on the face of the chattel paper or instruments.

6. INSURANCE. I agree to keep the Property insured against the risks reasonably associated with the Property. I will maintain this insurance in the amounts you require. This insurance will last until the Property is released from this Agreement. I may choose the insurance company, subject to your approval, which will not be unreasonably withheld. I acknowledge that you have not conditioned the making of this loan upon the selection of a particular agent or broker.

I will have the insurance company name you as loss payee on any insurance policy. I will give you and the insurance company immediate notice of any loss. You may apply the insurance proceeds toward what is owed on the Secured Debts. You may require added security as a condition of permitting any insurance proceeds to be used to repair or replace the Property.

If you acquire the Property in damaged condition, my right to any insurance policies and proceeds will pass to you to the extent of the Secured Debts.

I will immediately notify you of cancellation or termination of insurance. If I fail to keep the Property insured, you may obtain insurance to protect your interest in the Property. This insurance may include coverages not originally required of me, may be written by a company other than one I would choose, and may be written at a higher rate than I could obtain if I purchased the insurance.

7. AUTHORITY TO PERFORM. I authorize you to do anything you deem reasonably necessary to protect the Property, and perfect and continue your security interest in the Property. If I fail to perform any of my duties under this Agreement or any other security interest, you are authorized, without notice to me, to perform the duties or cause them to be performed.

These authorizations include, but are not limited to, permission to:

A. pay and discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Property.

B. pay any rents or other charges under any lease affecting the Property.

C. order and pay for the repair, maintenance and preservation of the Property.

D. sign, when permitted by law, and file any financing statements on my behalf and pay for filing and recording fees pertaining to the Property.

E. place a note on any chattel paper indicating your interest in the Property.

F. take any action you feel necessary to realize on the Property, including performing any part of a contract or endorsing it in my name.

G. handle any suits or other proceedings involving the Property in my name.

H. prepare, file, and sign my name to any necessary reports or accountings.

I. make an entry on my books and records showing the existence of this Agreement.

If you perform for me, you will use reasonable care. Reasonable care will not include: any steps necessary to preserve rights against prior parties; the duty to send notices, perform services or take any other action in a connection with the management of the Property; or the duty to protect, preserve or maintain any security interest given to others by me or other parties. Your authorization to perform for me will not create an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Agreement.

If you come into actual or constructive possession of the Property, you will preserve and protect the Property. For purposes of this paragraph, you will be in actual possession of the Property only when you have physical, immediate and exclusive control over the Property and you have affirmatively accepted that control. You will be in constructive possession of the Property only when you have both the power and the intent to exercise control over the Property.

8. DEFAULT. I will be in default if any of the following occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due.

C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement.

E. Other Documents. A default occurs under the terms of any other transaction document.

F. Other Agreements. I am in default on any other debt or agreement I have with you.

G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. Judgment. I fail to satisfy or appeal any judgment against me.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. Name Change. I change my name or assume an additional name without notifying you before making such a change.

K. Property Transfer. I transfer all or a substantial part of my money or property.

L. Property Value. The value of the Property declines or is impaired.

M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

N. Insecurity. You reasonably believe that you are insecure.

9. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

A. Acceleration. You may make all or any port of the amount owing by the terms of the Secured Debts immediately due.

B. Sources. You may use any and all remedies you have under state or federal law or in any instrument evidencing or pertaining to the Secured Debts.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D. Payments Made on My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the Secured Debts.

E. Assembly of Property. You may require me to gather the Property and make it available to you in a reasonable fashion.

F. Repossession. You may repossess the Property so long as the repossession does not involve a breach of the peace. You may sell the Property as provided by law. You may apply what you receive from the sale of the Property to your expenses, your attorneys' fees and legal expenses (where not prohibited by law), and any debt I owe you. If what you receive from the sale of the Property does not satisfy the debt, I will be liable for the deficiency (where permitted by law). In some cases, you may keep the Property to satisfy the debt.

Where a notice is required, I agree that ten days prior written notice sent by first class mail to my address listed in this Agreement will be reasonable notice to me under the California Uniform Commercial Code. If the Property is perishable or threatens to decline speedily in value, you may, without notice to me, dispose of any or all of he Property in a commercially reasonable manner at my expense following any commercially reasonable preparation or processing.

If any items not otherwise subject to this Agreement are contained in the Property when you take possession , you may hold these items for me at my risk and you will not be liable for taking possession of them.

G. Use and Operation. You may enter upon my premises and take possession of all or any part of my property for the purpose of preserving the Property or its value, so long as you do not breach the peace. You may use and operate my property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.

H. Waiver. By choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By selecting not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

10. WAIVER OF CLAIMS. I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

11. ADDITIONAL TERMS. The 36% Limited partnership interest owned by Gottschalks Inc. in the Park 41, a California Limited Partnership.

12. PERFECTION OF SECURITY INTEREST. I authorize you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining perfection or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.

I agree that a copy of this Agreement may be used as a financing statement where allowed by law. You may file a financing statement covering the Property that does not contain my signature, where permitted by law.

13. APPLICABLE LAW. This Agreement is governed by the laws of California, the United States of America and to the extent required, by laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in California, unless otherwise required by law.

14. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. Each Debtor's obligations under this Agreement are independent of the obligations of any Debtor. You may sue each Debtor individually or together with any other Debtor. You may release any part of the Property and I will still be obligated under this Agreement for the remaining Property. The duties and benefits of this Agreement will bind and benefit the successors and assigns of you and me.

15. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement is the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

16. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

17. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Agreement and to confirm your lien status on any Property. Time is of the essence.

SIGNATURES. By signing, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.

DEBTOR:

Gottschalks Inc.

By: /s/ Michael Geele

Sr. Vice President & CFO

ADDENDUM TO SECURITY AGREEMENT

This Addendum to Security Agreement ("Addendum") is made by Gottschalks Inc. ("Debtor") and United Security Bank ("Secured Party") for the purpose of amending the Security Agreement ("Agreement") made by Debtor of even date herewith.

1. RECITALS.

1.1 The Agreement is one of a number of loan documents signed by Debtor in connection with a loan made by Secured Party to Debtor of even date herewith.

1.2 Parties have amended some of the loan documents, including the Authorization by Corporation, the Assignment of Partnership Interest, and the Commercial Loan Agreement.

1.3 The parties wish to amend the Agreement to conform to the amendments made to the other loan documents.

2. INTERPRETATION.

2.1 If any term of the Agreement is inconsistent with any term of the other loan documents, as amended, this Agreement shall be interpreted so that its terms are consistent with, and not contradictory to, the terms of the other loan documents, as amended.

Dated: May 24, 2002 GOTTSCHALKS INC.

By: /s/ Michael Geele
Sr. Vice President & CFO

Dated: May 24, 2002 UNITED SECURITY BANK

By: /s/ Bob Welles

Vice President